Exhibit 10.4

Authorization ID: WTM0796	FS-2700-12 (08/06)
Contact ID: ATTITASH	USDA Forest Service
Use Code: 161	OMB No. 0596-0082 (Exp. 05/2009)
AGREEMENT CONCERNING
A LOAN
FOR A HOLDER OF A SPECIAL USE PERMIT
(Reference FSM 2717.3)
This agreement (Agreement) is made by the UNITED STATES DEPARTMENT OF AGRICULTURE, FOREST SERVICE (the Forest Service);EPT MOUNT ATTITASH, INC., a Delaware corporation (the Lender); and L.B.O. HOLDING, INC., a Maine corporation (the Borrower).
A. STATEMENT OF MUTUAL BENEFITS AND INTERESTS
1. On April 4, 2007, the Forest Service issued a Term Special Use Permit, ID WTM0796, (the Permit) to the Borrower for a term of 40 years.
2. The Permit authorizes the Borrower to use and occupy certain National Forest System land for the purpose of constructing, operating, or maintaining a winter sports resort. The Permit covers National Forest System lands in Carroll County, New Hampshire (the Property).
3. The Property is owned by the United States and managed under statutory authority granted to the Forest Service.
4. Under the Permit, physical improvements, machinery, and equipment owned by the Borrower that are located on the Property (the Improvements) are personal property, not fixtures.
5. The Borrower provides products and services to the public under the terms of the Permit.
6 The Borrower has applied to the Lender for a loan. As collateral for the loan, the Lender has proposed to take a security interest in the Improvements.
7. The Lender has agreed to make a loan to the Borrower in the amount of $15,700,000.00 (the Loan), with a maturity of 20 years from the date of the note (the Note) for the Loan, subject to the execution of this Agreement.
8. The Forest Service believes that the public will benefit from the products and services provided by the Borrower under the terms of the Permit.
9. The Forest Service desires the cooperation of the Lender in connection with the financing of the Improvements by the Lender.
10. The Lender desires to provide the Loan to the Borrower, which will finance recreational or other operations that provide a public service on National Forest System lands, thereby benefiting the Forest Service’s special uses program.
11. The Lender and the Borrower desire the cooperation of the Forest Service in connection with financing of the Improvements by the Lender.
B. THE PARTIES AGREE AS FOLLOWS:

1. The permit is revocable, terminable, and not transferable in accordance with its terms and federal regulations. The Permit is not real property, does not convey any interest in real property, and may not be used as collateral for the Loan.
2. As collateral for the Loan, the Borrower is giving the Lender a security interest in the Improvements, and the Forest Service acknowledges the creation of that security interest at the request of the Lender. No security interest is created in the Property or in any improvements owned by the United States. Nothing in this Agreement is intended to abridge any sights that the Lender may have under applicable law in connection with the Improvements.
3. The Borrower is in compliance with the terms of the Permit.
4. The United States receives land use fees from the Borrower based on a fee system contained in the Permit. The fee system and other Permit provisions may be modified or replaced under the terms of the Permit or federal regulations.
5. Any transfer of title to the Improvements or change in majority control of the Borrower shall result in termination of the Permit. Prior to any transfer of title to the Improvements or change in majority control of the Borrower, the Forest Service shall cooperate with the Lender in obtaining an acceptable permit holder. Issuance of a new permit shall be at the sole discretion of the Forest Service. The Forest Service shall determine that the prospective holder meets requirements under Forest Service regulations, including financial and technical capability. Pursuant to federal regulations, it is Forest Service policy not to issue a new permit for a winter sports resort to any individual or entity that does not hold title to the Improvements or have control of the Borrower. Transfer of title to the Improvements or change in control of the Borrower shall be subject to the terms of the Note, security agreement, and any other documentation made or executed in conjunction with the Loan (the Loan Documents).
6. If the Borrower fails to comply with the terms of the Permit and the noncompliance could lead to suspension or revocation of the Permit, the Forest Service shall (1) notify the Lender in writing of the noncompliance; (2) inform the Lender of any action taken in response to the noncompliance; and (3) apprise the Lender of the resolution of any disputes with the Borrower or any proposed agreement to modify the terms of the Permit arising out of the noncompliance; provided, however, that prior notice is not required under clauses (1) and (2) of this paragraph where immediate action is deemed necessary under federal regulations. Notice shall be mailed “certified return receipt requested” to the following address:
EPT Mount Attitash, Inc.
c/o Entertainment Properties Trust
30 West Pershing Road, Suite 201
Kansas City, Missouri 64108
Nothing in this paragraph limits the Forest Service’s authority to administer the Permit under federal regulations. The Lender shall not have any claim or remedy against the Forest Service if the Forest Service fails to comply with this paragraph; provided, however, that notice shall be given as specified in this paragraph. The Lender shall have no obligation to take any action as a result of this notice, and no borrower or third party shall have any claim as a result of this notice or any action or failure to act as a result of this notice.
7. The Lender shall advise the Forest Service of impending liquidation or litigation actions which may be taken against the Borrower.
8. Upon completion of liquidation or litigation actions against the Borrower under the Loan Documents that result in loss of ownership of the Improvements, the Permit shall terminate. All the provisions of paragraph

B.5 apply to a transfer of title to the Improvements resulting from liquidation or litigation actions against the Borrower under the Loan Documents.
9. If the Lender forecloses on the Improvements, the Forest Service shall, to the extent permitted under applicable law, allow physical access to the Improvements by the Lender as is necessary to liquidate the Loan or to secure the Improvements. The lender shall give prior notice to the Forest Service of such access to the Improvements. The Lender shall obtain a temporary permit from the Forest Service in accordance with federal regulations in order to operate a business in or otherwise occupy the Improvements.
10. If the Permit is revoked, the Forest Service shall cooperate with the Lender in obtaining an acceptable permit holder, Issuance of a new permit shall be at the sole discretion of the Forest Service. The Forest Service shall determine that the prospective holder meets requirements under Forest Service regulations, including financial and technical capability. As part of this cooperation, the Forest Service shall not issue a new permit for a winter sports resort to any individual or entity that does not hold title to the Improvements.
11. Nothing in this Agreement precludes the Lender from exercising remedies against the Borrower associated with other security interests.
12. The Borrower acknowledges that its liability and the liability of any guarantors under the Loan Documents shall not be released if the Loan is assumed by a new permit holder.
13. The parties to this Agreement do not intend to confer any rights on any third party as a beneficiary under this Agreement. In addition, this Agreement does not confer the status or privileges of a permit holder on the Lender or any third party.
14. The Borrower and Lender acknowledge that the Permit and the Property are not encumbered by any of the Loan Documents and are not subject to foreclosure if the Borrower defaults. Ally statement in the Permit or the Loan Documents that appears to create a security interest in the Permit or the Property is ineffective and contrary to law.
15. This Agreement shall terminate automatically upon repayment of the Loan. The Lender shall give the Forest Service notice of repayment of the Loan.
16. Nothing in this Agreement shall be construed to limit in any way the sole discretion of the Forest Service to determine the allocation of National Forest System lands, including decisions not to reauthorize any use which may be inconsistent with a land management plan or applicable law.
17. This Agreement is intended to foster consultation among the parties in order to coordinate more effectively the fulfillment of their respective rights and obligations.
18. The Lender may transfer all of its interest in the Loan to a single transferee (Transferee). A Transferee shall have the same rights and obligations as the Lender under this Agreement, provided that (a) the Transferee give written notice of such transfer, including the date of the transfer and the name, address, telephone number, and facsimile number of the Transferee, to the Borrower and the Forest Service; and (b) the Transferee be substituted for the Lender in this Agreement. Notice shall be mailed “certified, return receipt requested” to the following addresses for the Burrower and the Forest Service:
Borrower:
L.B.O. Holding, Inc.
c/o Peak Resorts, Inc.
17409 Hidden Drive
Wildwood, Missouri 63025

Attn: Steve Mueller
Forest Service:
719 Main ST.
Laconia, NH
03246
19. The Borrower warrants that it has full authority to enter into this Agreement and covenants that it shall be binding on its representatives, successors, and assigns.
20. The undersigned officials of the Lender and the Forest Service warrant that they have the delegated authority to execute this Agreement.
21. This Agreement may be executed by different parties in separate counterparts. When all parties have signed this Agreement and all executed signature pages are attached to a single counterpart, it shall be deemed an original, fully executed copy of this Agreement.
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DATED: April 4,2007

“FOREST SERVICE” UNITED STATES DEPARTMENT OF AGRICULTURE, FOREST SERVICE
By:	/s/ Barnie T. Gyant
Print Name: Barnie T. Gyant
	Title:	Deputy Forest Supervisor

“LENDER” EPT MOUNT ATTITASH, INC., a Delaware corporation
By:	/s/ Gregory K. Silvers
Gregory K. Silvers, Vice President

“BORROWER” L.B.O. HOLDING, INC. a Maine corporation
By:	/s/ Stephen Mueller
Print Name: Stephen Mueller
Title : Vice President

According to the Paperwork Reduction Act of 1995, an agency may not conduct or sponsor, and a person is not required to respond to a collection of information unless it displays a valid OMB control number. The valid OMB control number for this information collection is 0596-0082. The time required to complete this information collection is estimated to average 15 minutes per response, including the time for reviewing instructions, searching existing data sources, gathering and maintaining the data needed, and completing and reviewing the collection of information.
The U.S. Department of Agriculture (USDA) prohibits discrimination in all its programs and activities on the basis of race, color, national origin, gender, religion, age, disability, political beliefs, sexual orientation, and marital or family status. (Not all prohibited bases apply to all programs.) Persons with disabilities who require alternative means for communication of program information (Braille, large print, audiotape, etc.) should contact USDA’s TARGET Center at 202-720-2600 (voice and TDD).
To file a complaint of discrimination, write USDA, Director, Office of Civil Rights, 1400 Independence Avenue, SW, Washington, DC 20250-9410 or call (800) 975-3272 (voice) or (202) 720-6382 (TDD). USDA is an equal opportunity provider and employer.
The Privacy Act of 1974 (5 U.S.C. 552a) and the Freedom of Information Act (5 U.S.C. 552) govern the confidentiality to be provided for information received by the Forest Service.

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